Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-237964) of United States Steel Corporation of our report dated June 23, 2020 relating to the financial statements and supplemental schedule of USS 401(k) Plan for USW-Represented Employees, which appears in this Form 11-K/A.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
July 2, 2020